Exhibit 10.1
EXECUTION COPY
SECOND AMENDMENT TO CREDIT AGREEMENT
     This Second Amendment to Credit Agreement (the “Amendment”), dated as of October 19, 2005, is among UNITED STATES LIME & MINERALS, INC., a Texas corporation (the “Borrower”), the financial institutions and other lenders listed on the signature pages hereof (such financial institutions and lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as “Lenders”), and WELLS FARGO BANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”).
RECITALS:
     A. The Borrower, certain of the Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of August 24, 2004, as amended by First Amendment to Credit Agreement dated as of August 31, 2005 (said Credit Agreement as amended, extended, renewed or restated from time to time, the “Agreement”).
     B. The Borrower has requested certain amendments to the Agreement to, among other things, (a) increase the Aggregate Commitments, (b) add National City Bank (the “New Lender”) as a Lender under the Agreement, and (c) modify certain covenants.
     C. The Lenders, the Administrative Agent and the Swing Line Lender hereby agree to amend the Agreement on and subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Definitions
     1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement as amended hereby, and all references to “Sections,” “clauses,” “Articles,” “Exhibits,” and “Schedules” are references to the Agreement’s sections, clauses, articles, exhibits and schedules.
ARTICLE II
Amendment
     2.1 Amendments to Section 1.01. Section 1.01 is amended as follows:
     (a) The following definitions are added to Section 1.01 in appropriate alphabetical order:
     “Multiple Advance Funding Termination Date” means December 31, 2006.

     “Multiple Advance Term Commitment” means, as to each Lender, its obligation to make a Multiple Advance Term Loan to the Borrower pursuant to Section 2.02A, in aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.02A (collectively, the “Aggregate Multiple Advance Term Commitments”).
     “Multiple Advance Term Commitment Fee” has the meaning specified in Section 2.10(a).
     “Multiple Advance Term Loan” has the meaning specified in Section 2.02A.
     “Multiple Advance Term Loan Borrowing” means a Borrowing by the Borrower consisting of Multiple Advance Term Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.02A.
     “Multiple Advance Term Loan Note” means a promissory note made by the Borrower in favor of a Lender evidencing Multiple Advance Term Loans made by such Lender, substantially in the form of Exhibit L.
     “Multiple Advance Term Loan Notice” means a notice of (a) a Multiple Advance Term Loan Borrowing, (b) a conversion of Multiple Advance Term Loans from one Type to the other, or (c) a continuation of Multiple Advance Term Loans as the same Type, pursuant to Section 2.03(a), which, if in writing, shall be substantially in the form of Exhibit M.
     “Multiple Advance Term Maturity Date” means (a) December 31, 2015, or (b) such earlier date as (i) the Obligations become due and payable pursuant to this Agreement (whether by acceleration, prepayment in full, scheduled reduction or otherwise) or (ii) there shall exist an Event of Default under Section 8.01(f) of this Agreement.
     “Multiple Advance Term Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Multiple Advance Term Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Multiple Advance Term Commitments at such time; provided that if the Commitment of each Lender to make Multiple Advance Term Loans have been terminated pursuant to Section 8.02, then the Multiple Advance Term Pro Rata Share of each Lender shall be a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the Outstanding Amount of Multiple Advance Term Loans owed to such Lender and the denominator of which is the Outstanding Amount of Multiple Advance Term Loans owed to all Lenders. The initial Multiple Advance Term Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.02A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “Quarterly Payment Date” shall mean the last Business Day of each Fiscal Quarter.

     “Second Amendment” means the Second Amendment to Credit Agreement dated as of October 19, 2005.
     “Second Amendment Closing Date” means October 20, 2005.
     (b) The definition of “Aggregate Commitments” is amended by substituting a comma for the word “and” found therein and by adding the following at the end thereof: “and the Aggregate Multiple Advance Term Commitments.”;
     (c) The pricing grid found in the definition of “Applicable Rate” is amended to read as follows:

		Revolving
		Commitment
		Fee and
		Multiple
		Advance
		Term	LIBOR for
Pricing		Commitment	Loans and	Base Rate
Level	Adjusted Cash Flow Leverage Ratio	Fee	Letters of Credit	for Loans
I	Less than 1.25 to 1.00	0.200%	1.250%	-0.500%
II	Greater than or equal to 1.25 to 1.00 but less than 1.75 to 1.00	0.250%	1.500%	-0.250%
III	Greater than or equal to 1.75 to 1.00 but less than 2.25 to 1.00	0.250%	1.750%	0.000%
IV	Greater than or equal to 2.25 to 1.00 but less than 2.75 to 1.00	0.250%	2.000%	0.000%
V	Greater than or equal to 2.75 to 1.00 but less than 3.25 to 1.00	0.300%	2.250%	0.250%
VI	Greater than or equal to 3.25 to 1.00	0.350%	2.500%	0.500%
     (d) The definition of “Borrowing” is amended by adding after each reference to “Swing Line Borrowing,” the words “a Multiple Advance Term Loan Borrowing”.
     (e) The definition of “Credit Extension” is amended by relettering clause (d) thereof as clause (e) and adding the following after clause (c) thereof: “, (d) a Multiple Advance Term Loan Borrowing”.
     (f) The definition of “Excess Cash Flow” is amended by deleting therefrom the number “3,500,000” and inserting in lieu thereof the number “4,000,000”.
     (g) The definition of “Fee Letter” is amended by adding after the word “of” the following: “the Second Amendment to”.
     (h) The definitions of “Interest Payment Date” and “Interest Period” are amended by inserting after each reference to “Revolving Maturity Date” the following: “, Multiple Advance Term Maturity Date”;

     (i) The definition of “Interest Period” is amended by adding after the words “Revolving Loan Notice” each time they appear the following: “, Multiple Advance Term Loan Notice”.
     (j) The definitions of “Loan” and “Type” are amended by adding after each reference to “Term Loan” the following: “, a Multiple Advance Term Loan”.
     (k) The definition of “Notes” is amended by adding after the reference to “Swing Line Note” the following: “, the Multiple Advance Term Loan Note”.
     (l) The definition of “Outstanding Amount” is amended by inserting after the words “Swing Line Loans” each time they appear the following: “, Multiple Advance Term Loans”;
     (m) The definition of “Permitted Acquisition” is amended by deleting the word “and” immediately before clause (iv) and by adding the following after clause (iv):
     and (v) if the Acquisition Consideration is greater than $10,000,000, prior to such acquisition, the Administrative Agent shall have received from the Borrower a report of an independent geologist, in form and substance reasonably satisfactory to the Administrative Agent, that shows that there are sufficient mineable resources to support commercial operations for in excess of 15 years.
     (n) The definition of “Pro Rata Share” is amended by adding after the words “Revolving Pro Rata Share” the following: “, a Multiple Advance Term Pro Rata Share”.
     (o) The definition of “Request for a Credit Extension” is amended by deleting the word “and” before clause (d) and adding the following after clause (d):
     and (e) with respect to a Multiple Advance Term Borrowing or conversion or continuation of a Multiple Advance Term Loan Borrowing, a Multiple Advance Term Loan Notice.
     (p) The definition of “Required Lenders” is amended and restated in its entirety to read as follows:
     “Required Lenders” means, as of any date of determination, two or more Lenders having more than 66-2/3% of the Aggregate Commitments or, if the Commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, two or more Lenders holding in the aggregate more than 66-2/3% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; and provided, further, that if there is only one Lender, the term “Required Lenders” shall mean that Lender.

     (q) Clause (a) of the definition of “Revolving Maturity Date” is amended by deleting the reference to “August 25, 2007” and inserting in lieu thereof the date “October 20, 2010”;
     (r) Clause (a) of the definition of “Term Maturity Date” is amended by deleting the reference to “August 25, 2009” and inserting in lieu thereof the date “December 31, 2015”;
     2.2 Amendment to Section 2.02. Section 2.02 is amended by adding immediately before the word “Closing” the words “Second Amendment” and by inserting at the end thereof the following:
     Term Loans made on the Second Amendment Closing Date are made, in part, in renewal, extension and rearrangement, and not in novation or discharge, of Loans made on the Closing Date.
     2.3 Amendment to Article II. Article II is amended by adding thereto a new section reading as follows:
     Section 2.02A Multiple Advance Term Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees, from the Second Amendment Closing Date until the Multiple Advance Term Funding Termination Date, to make loans (the “Multiple Advance Term Loans”) to the Borrower, in one or more advances on a Business Day in an amount equal to such Lender’s Multiple Advance Term Pro Rata Share of each Multiple Advance Term Loan Borrowing; provided that (i) the aggregate amount of the Multiple Advance Term Loans of each Lender shall not exceed such Lender’s Multiple Advance Term Commitment, and (ii) the aggregate amount of the Multiple Advance Term Loan Borrowings made from the Second Amendment Closing Date until the Multiple Advance Funding Termination Date shall not exceed the Aggregate Multiple Advance Term Commitments. Amounts repaid on Multiple Advance Term Loans may not be reborrowed.
     2.4 Amendment to Section 2.03. Section 2.03 is amended by adding after each reference to “Revolving Loan Notice” (other than the reference in the proviso in the last sentence of Section 2.03(b)) the following: “, a Multiple Advance Term Loan Notice” and by adding after each reference to “Revolving Pro Rata Share” the following: “, Multiple Advance Term Pro Rata Share”.
     2.5 Amendment to Section 2.03(e). Section 2.03(e) is amended by adding the following after the words “Revolving Loans”: “, six with respect to Multiple Advance Term Loans”.
     2.6 Amendment to Section 2.06(a). Section 2.06(a) is amended by adding after each reference to the words “Revolving Loans” the following: “, Multiple Advance Term Loans”.
     2.7 Amendment to Section 2.06(f). Section 2.06(f) is amended by adding after the words “Term Loan” each time they appear the following: “and Multiple Advance Term Loans”.

     2.8 Amendment to Section 2.08. Clause (c) of Section 2.8 is deleted therefrom and the following substituted in its entirety therefor:
     (c) To the extent not otherwise required to be paid earlier as provided herein, the Borrower shall repay the principal of the Term Loans in thirty-nine (39) consecutive principal installments of $833,333.33, such payments being due on each Quarterly Payment Date commencing March 31, 2006, and the remaining principal balance being due on the Term Maturity Date, subject to reduction after taking into account any prepayment of the Term Loans pursuant to Section 2.06.
     (d) To the extent not otherwise required to be paid earlier as provided herein, the Borrower shall repay the principal of the Multiple Advance Term Loan in thirty-five (35) consecutive principal installments with each installment to be equal to 1/48th of the principal outstanding thereon on January 1, 2007, such payments to be due on each Quarterly Payment Date beginning March 31, 2007, and any remaining principal being due and payable on the Multiple Advance Maturity Date subject to reduction after taking into account any prepayment of Multiple Advance Term Loans pursuant to Section 2.06.
     2.9 Amendment to Section 2.10. Section 2.10 is amended by adding thereto a new subsection reading as follows:
     ”(c) The Borrower shall pay to the Administrative Agent for the account of each Lender with a Multiple Advance Term Commitment in accordance with its Multiple Advance Pro Rata Share, a commitment fee (the “Multiple Advance Term Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which the Aggregate Multiple Advance Term Commitments on such day exceeds the aggregate amount of Multiple Advance Term Loan Borrowings made on or prior to such day. The Multiple Advance Term Commitment Fee shall accrue at all times through the Multiple Advance Funding Termination Date, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Second Amendment Closing Date, and on the Multiple Advance Funding Termination Date. The Multiple Advanced Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.”
     2.10 Amendment to Section 2.12. Section 2.12(a) is amended by adding after the reference to “Revolving Loan Note” the following: “, a Multiple Advance Term Loan Note”.
     2.11 Amendment to Section 6.14. Section 6.14 is amended by deleting the references to “September 10, 2005” and inserting in lieu thereof references to “September 30, 2005”.
     2.12 Amendment to Section 7.11. Clause (b) of Section 7.11 is amended and restated in its entirety to read as follows:

     (b) Capital Expenditures in the ordinary course of business not exceeding (i) $30,000,000 during Fiscal Year 2005, (ii) $30,000,000 during Fiscal Year 2006 and (iii) $8,000,000 during any Fiscal Year after 2006.
     2.13 Amendment to Section 7.14. Clause (a) of Section 7.14 is amended by adding the following at the end thereof:
     ”, in the case of any Fiscal Quarter ending on or before December 31, 2006, and 1.5 to 1.0, in the case of any Fiscal Quarter ending on or after March 31, 2007.”
     2.14 Further Amendment to Section 7.14. Clause (b) of Section 7.14 is amended by deleting the existing table therefrom and substituting therefor the following table:

Fiscal Quarters Ending	Maximum Cash Flow Leverage Ratio
Second Amendment Closing Date through June 30, 2006	4.00 to 1.00
September 30, 2006 through December 31, 2006	3.75 to 1.00
March 31, 2007 and each Fiscal Quarter thereafter	3.50 to 1.00
     2.15 Amendment to Section 10.02. Section 10.02(d) is amended by adding after the reference to “Revolving Loan Notices” the following: “, Multiple Advance Term Loan Notices”.
     2.16 Amendment to Section 10.06. Section 10.06(b)(ii) is amended by adding after the reference to “Revolving Commitment” the following: “, its Multiple Advance Term Loan”.
     2.17 Amendment to Schedules. Each Schedule to the Agreement shall remain as in effect on the Closing Date, except to the extent set forth on the Schedules to this Second Amendment.
     2.18 New Schedule. Schedule 2.02A is added to the Agreement in the form attached to this Amendment.
     2.19 New Exhibits. Exhibits L and M attached to this Second Amendment are added to the Agreement.
ARTICLE III
Conditions Precedent
     3.1 Conditions. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent:

     (a) The Administrative Agent shall have received executed counterparts of this Amendment from each party hereto.
     (b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, other than those that relate to a specific date and were true and correct on such date, shall be true and correct as of the date hereof as if made on the date hereof.
     (c) No Default or Event of Default shall have occurred and be continuing.
     (d) The Administrative Agent shall have received a certified resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Second Amendment, the new Notes and the replacement Notes, as applicable.
     (e) The Administrative Agent shall have received a duly executed (i) new Note for each New Lender, (ii) replacement Note for each Lender whose Commitment is being amended by this Second Amendment, and (iii) new Notes for each Lender to the extent of increased or new commitments.
     (f) The Administrative Agent shall have received an opinion of the Borrower’s counsel covering such matters as the Administrative Agent may reasonably request.
     (g) The Administrative Agent shall have received the fees provided for in the Fee Letter.
     (h) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, opinions, certificates and instruments as the Administrative Agent shall reasonably require.
ARTICLE IV
Payments by Lenders; New Lenders
     4.1 On the Second Amendment Closing Date, each Lender shall, to the extent necessary, make a payment to the Administrative Agent in an amount sufficient, upon the application of such payments by all Lenders to the reduction of outstanding Loans held by the Lenders, to cause the principal amount of Loans outstanding made by each Lender to be in the amount of its Pro Rata Share (after giving effect to this Second Amendment) of all outstanding Loans.
     4.2 The Borrower hereby irrevocably authorizes each Lender to fund to the Administrative Agent the payment required to be made pursuant to the immediately preceding sentence for application to the reduction of the outstanding Loans held by the other Lenders. If, as a result of the repayment of Loans provided for in this Article IV, any payment of LIBOR Loans occurs on a day which is not the last day of the applicable Interest Period, the Borrower will pay to the Administrative Agent for the benefit of any Lender holding a LIBOR Loan any loss or cost incurred by such Lender resulting therefrom in accordance with Section 3.05 of the

Agreement to the extent a LIBOR Loan is paid on other than the last day of an Interest Period as a result thereof. On the Second Amendment Closing Date, each New Lender and each Lender whose Commitment is increased as a result of this Second Amendment, shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided participation in all outstanding Swing Line Loans and L/C Obligations in accordance with its Pro Rata Share (after giving effect to this Second Amendment).
     4.3 The parties hereto agree that the provisions of Section 10.06 of the Agreement shall not be applicable to the addition of the New Lenders pursuant to this Second Amendment. Each New Lender represents and warrants to the Administrative Agent as follows:
     (a) such New Lender has received a copy of the Agreement and all amendments thereto, together with copies of the most recent financial statements of the Borrower delivered pursuant thereto, and it is an Eligible Assignee;
     (b) it has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of the Agreement and this Second Amendment, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Second Amendment and the other Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection herewith or therewith;
     (c) under Applicable Laws no Tax will be required to be withheld by the Administrative Agent or the Borrower with respect to any payments to be made to such New Lender under any Loan Document, and no tax forms described in Section 3.01 of the Agreement are required to be delivered by such New Lender; and
     (d) such New Lender has received and reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Second Amendment and become a party to the Agreement. Such New Lender has independently and without reliance upon the Administrative Agent or any other Person, and based on such information as such New Lender has deemed appropriate, made its own credit analysis and decision to enter into this Second Amendment and become a party to the Agreement. Such New Lender will, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement.
ARTICLE V
Ratifications, Representations and Warranties
     5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the

Agreement are ratified and confirmed and shall continue in full force and effect. The Borrower, the Lenders and the Administrative Agent agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.
     5.2 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the articles of incorporation or bylaws of the Borrower, (ii) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof (excluding, however, representations and warranties that relate to a specific date and were true and correct on such date), (iii) no Default or Event of Default has occurred and is continuing, and (iv) the Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby.
ARTICLE VI
Miscellaneous
     6.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Agent or the Lenders or any closing shall affect the representations and warranties or the right of the Agent and the Lenders to rely upon them.
     6.2 Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.
     6.3 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     6.4 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of each Lender, the Administrative Agent and the Borrower and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender.
     6.5 Effect of Waiver. No consent or waiver, express or implied, by the Agent or any Bank to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
     6.6 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     6.7 Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties not to be applicable to the Agreement, this Amendment or any of the Loan Documents.
     6.8 Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).
     6.9 Guarantor’s Acknowledgment. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Amendment or any of the provisions contemplated herein and (ii) cover the Aggregate Commitments as increased by this Amendment, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.
     6.10 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
     6.11 Governing Law; Binding Effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.
     6.12 ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND

UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.
[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

     Executed as of the date first written above.

BORROWER: UNITED STATES LIME & MINERALS, INC.
By:	/s/ M. Michael Owens
M. Michael Owens
Vice President and Chief Financial Officer

WELLS FARGO BANK, N.A., as Administrative Agent and a Lender
By:	/s/ Ralph C. Hamm III
Ralph C. Hamm III
Vice President

NATIONAL CITY BANK, as a Lender
By:	/s/ Kenneth S. Jamison
Kenneth S. Jamison
Vice President

ACKNOWLEDGED AND AGREED TO: ARKANSAS LIME COMPANY
By:	/s/ M. Michael Owens
M. Michael Owens
Vice President and Chief Financial Officer

COLORADO LIME COMPANY
By:	/s/ M. Michael Owens
M. Michael Owens
Vice President and Chief Financial Officer

TEXAS LIME COMPANY
By:	/s/ M. Michael Owens
M. Michael Owens
Vice President and Chief Financial Officer

U.S. LIME COMPANY – HOUSTON
By:	/s/ M. Michael Owens
M. Michael Owens
Vice President and Chief Financial Officer

SCHEDULE 2.01
REVOLVING COMMITMENTS
AND REVOLVING PRO RATA SHARES

		Revolving
Lender	Revolving Commitment	Pro Rata Share
Wells Fargo Bank, N.A.	$20,000,000	66-2/3%

National City Bank	$10,000,000	33-1/3%

Total	$30,000,000	100.000000000%
Schedule 2.01

SCHEDULE 2.02
TERM COMMITMENTS
AND TERM PRO RATA SHARES

		Term
Lender	Term Commitment	Pro Rata Share
Wells Fargo Bank, N.A.	$26,666,666.67	66-2/3%

National City Bank	$13,333,333.33	33-1/3%

Total	$40,000,000.00	100.000000000%
Schedule 2.02

SCHEDULE 2.02A
MULTIPLE ADVANCE TERM COMMITMENTS AND
MULTIPLE ADVANCE TERM PRO RATA SHARES

	Multiple Advance Term	Multiple Advance Term
Lender	Commitments	Pro Rata Shares
Wells Fargo Bank, N.A.	$13,333,333.33	66-2/3%

National City Bank	$6,666,666.67	33-1/3%

Total	$20,000,000.00	100.000000000%
Schedule 2.02A